Exhibit 99.1
Kreido Biofuels, Inc. Announces Placement Inquiry
CAMARILLO, Calif.— Kreido Biofuels, Inc. (OTCBB:KRBF) today announced that it has conducted an inquiry concerning the improper issuance of shares of its common stock without a restrictive legend to accounts controlled by Louis Zehil, a former partner of McGuireWoods, the law firm that represented Kreido in a private offering of company stock in January 2007. A total of approximately 1.5 million units of common stock and common stock purchase warrants were sold to the two private financial entities controlled by Mr. Zehil. The Company has learned that approximately 56,000 shares of common stock may have been sold in the public markets at the direction of Mr. Zehil in January and early February of this year. The remaining 1.44 million shares continue to be held in accounts for the two entities. At the outset of its inquiry the Company was advised that actions had been taken to prevent transfers from those accounts. The Company learned today that the U.S. Securities and Exchange Commission has commenced an enforcement action against Mr. Zehil and has taken further action to prevent transfers from the two accounts. A total of 18.5 million units of common stock and common stock purchase warrants were issued in that private placement. The remaining 17 million shares were issued with the restrictive legend. Kreido Biofuels has a total capitalization of 52.5 million shares of common stock.
About the Company
Kreido Biofuels is providing the world renewable energy through its proprietary process intensification technology — the STT® system. Our manufacturing methods significantly improve the efficiency, quality, and process control of biodiesel production. To build a sustainable future, our goal is to provide the industry cutting edge technology that improves the manufacturing of biofuels. The Company’s senior management has over 50 years of experience in the energy sector including the design, construction, operation, and management of petroleum refining, natural gas distribution, and chemical processing facilities. Kreido Biofuels has also established collaborations with university and government laboratories, such as the US Environmental Protection Agency (US EPA), to gain a leading position in the development of advanced chemical processes. Kreido Biofuels is based in Camarillo, California. For more information about Kreido Biofuels, visit www.kreido.com.
Forward-Looking Statements
This press release contains ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company’s ability to exploit ethanol development and production opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward- looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our inability to generate sufficient operating cash flow to construct and adequately maintain our production facilities and service our anticipated debt, commodity pricing, environmental risks and general economic conditions. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company’s Current Report on Form 8-K to be filed on January 16, 2007, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward- looking statements in order to reflect any event or circumstance that may arise after the date of this release.
Contact:
for Kreido Biofuels, Inc.
Public Relations Contact:
DGPR, LLC
Denica Gordon, (323) 253-9337
dgprconsulting@aol.com
Investor Relations Contact:
Integrated Corporate Relations
John Mills or Ina McGuinness, 310-954-1100
Ina@icrinc.com
jmills@icrinc.com